May 19, 1997


Compu-DAWN, Inc.
77 Spruce Street
Cedarhurst, NY  11516

           Re: Registration Statement on Form SB-2 (Registration No. 333-18667)

Gentlemen:

                  In our capacity as counsel to Compu-DAWN, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with the Company's Registration Statement on Form SB-2 (Registration No. 333-18667) (the "Registration Statement"), being filed contemporaneously by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance of 1,500,000 Common Shares, $.01 par value, of the Company (the "Issuable Shares") (including 1,200,000 Issuable Shares being offered for sale to the public (the "Public Offering"), 180,000 Issuable Shares covering an overallotment of the Public Offering, and 120,000 Issuable Shares underlying the Underwriter's Common Share Purchase Warrant), and the resale of 639,450 Common Shares (including 389,200 Common Shares (the "Warrant Shares") underlying warrants held by certain selling stockholders and 250,250 Common Shares (the "Other Resale Shares") held by certain selling stockholders). The Issuable Shares, the Warrant Shares and the Other Resale Shares are collectively referred to as the "Shares".

                  In connection with our opinion, we have examined the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, as amended, and certain agreements entered into, and instruments and warrants issued, by the Company in connection with the issuance of the Shares. We are also familiar with proceedings of the Board of Directors of the Company, or otherwise have relied upon representations made by officers of the Company, relating to the authorization of the issuance of the Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

                  For purposes of the opinions, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings and all representations, oral and written, made by officers of the Company with respect thereto. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Compu-DAWN, Inc.
May 19, 1997
Page 2

                  Based solely upon and subject to the foregoing, including the assumptions made, we are of the opinion that (i) the Issuable Shares and the Warrant Shares have been duly and validly authorized, and when issued and fully paid for, shall be duly and validly authorized and issued, and fully paid and nonassessable Common Shares, $.01 par value, of the Company; and (ii) the Other Resale Shares are duly and validly authorized and issued, fully paid and nonassessable Common Shares, $.01 par value, of the Company.

                  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                  This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

                  We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

                  This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

                                              Very truly yours,


                                             CERTILMAN BALIN ADLER & HYMAN, LLP